Exhibit 99.3


                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Glen Rock State Bank
Glen Rock, Pennsylvania


     We have audited the statements of income, stockholders' equity and cash flows of Glen Rock State Bank for the year ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Glen Rock State Bank for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                                    /s/ BEARD MILLER COMPANY LLP





Reading, Pennsylvania
February 2, 2001